Sunworks Appoints Judith Hall to Board of Directors

Experienced Executive and Legal Advisor with a Track Record in Renewable Energy

ROSEVILLE, Calif. October 1, 2019 - Sunworks, Inc. (Nasdaq: SUNW), a premier provider of high performance solar power solutions for agriculture, commercial, industrial, public works and residential markets, today announced that Judith Hall, the former Chief Legal Officer of Recurrent Energy, one of North America’s largest solar developers that was acquired by Canadian Solar in 2015, has been appointed to its Board of Directors, effective October 1, 2019.

Chuck Cargile, Sunworks’ Chief Executive Officer commented, “Judith is a proven executive and legal advisor, with a 25-plus year career driving legal strategy and global law functions at high-growth companies, start-ups, and non-profits. As a core member of the executive team at Recurrent Energy from 2009-2014, Judith managed legal affairs and oversaw budgets and development efforts in finance, procurement, construction, and operations. Her ability to combine legal, business, and technical experience has allowed her to strategically drive notable results throughout her career. I am eager to leverage Judith’s experience and am confident she will add value to our organization as we continue the transformation of Sunworks.”

With this appointment, the Sunworks board is now comprised of a total of six members, five of whom are classified as independent.

As Chief Legal Officer of Recurrent Energy, Judith was directly accountable for this fast-growing company’s transactional matters, built an industry leading in-house legal team and secured more than $4B of project financing, developed and sold more than 700 MW of solar PV projects and executed more than 1 GW of long-term power purchase agreements. Prior to this, Judith served as Associate General Counsel of Babcock & Brown, a global infrastructure and advisory firm. Prior to her legal career, she provided engineering consulting services to electric power utilities, the US Department of Energy and the Electric Power Research Institute, specializing in probabilistic risk assessment.

Ms. Hall commented, “Throughout my career, I’ve helped companies develop strategies, processes and policies to drive operational efficiency, scale and successful commercial outcomes. Sunworks management has made meaningful strides to achieve consistent profitability. I am delighted to join Sunworks and help propel the company’s strategy and growth initiatives to the next level.”

Ms. Hall received a BS in Mechanical Engineering with honors from UC Berkeley, a JD cum laude from UC Hastings, and an LLM in Business Law from UC Berkeley Law.

About Sunworks, Inc.

Sunworks, Inc. (SUNW) is a premier provider of high-performance solar power systems. We are committed to quality business practices that exceed industry standards and uphold our ideals of ethics and safety.

Sunworks continues to grow its presence, expanding nationally with regional and local offices. We strive to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including agricultural, commercial and industrial, federal, public works, and residential.

Our dedication to excellence is reflected in our 25-year warranty, a benchmark that we stand by to support our customers above and beyond their expectations.

Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers.

Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Investor Relations Contact:

Rob Fink

FNK IR

646-809-4048

rob@fnkir.com